Exhibit 1.1

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 3(b)(2) OF THE SECURITIES ACT OF 1933 AND REGULATION A, TIER 2. AN OFFERING STATEMENT ON FORM 1-A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND WAS QUALIFIED. THE OFFERING IS MADE ONLY BY MEANS OF THE QUALIFIED OFFERING CIRCULAR INCLUDED IN SUCH OFFERING STATEMENT.

INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE RISK FACTORS IN THE QUALIFIED OFFERING CIRCULAR BEFORE INVESTING.

QUALIFICATION OF THE OFFERING STATEMENT DOES NOT CONSTITUTE AN APPROVAL BY THE SEC, NOR DOES THE SEC PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, THE SECURITIES OFFERED OR THE TERMS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DOC.COM INC.
4 World Trade Center

150 Greenwich Street, Ste. 2939

New York, NY 10007

Ladies and Gentlemen:

The undersigned understands that Doc.com Inc., a corporation organized under the laws of Delaware (the “Company”), is offering an aggregate of 3,000,000 shares of its common stock, par value $0.000001 per share, at an offering price of $8 per share (the “Securities”) in a Tier 2 offering under Regulation A, for maximum gross proceeds of $24,000,000. This offering is made pursuant to the Company’s offering statement on Form 1-A, including the qualified offering circular, dated [DATE], as supplemented from time to time (the “Offering Circular”). The undersigned further understands that sales will be made only after the SEC has qualified the Form 1-A and in compliance with Regulation A and applicable securities laws; purchasers may include accredited and non-accredited investors subject to applicable Tier 2 limits.

1. Subscription. Subject to the terms and conditions hereof and the provisions of the Offering Circular, the undersigned hereby irrevocably subscribes for the Securities set forth in Appendix A hereto for the aggregate purchase price set forth in Appendix A, which is payable as described in Section 4 hereof. The undersigned acknowledges that transfers of the Securities are subject to the terms of this Subscription Agreement and applicable law. The undersigned acknowledges that, if the undersigned is not an accredited investor, the aggregate purchase price for the Securities (together with any other securities of the same class purchased by the undersigned in this offering) may not exceed 10% of the greater of the undersigned’s annual income or net worth (for natural persons) or annual revenue or net assets (for entities), as provided in Section 6(d)(ii) hereof and Rule 251(d)(2)(i)(C) under the Securities Act.

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, in its discretion, to accept or reject this subscription, in whole or in part, and that the same shall be deemed accepted only when countersigned by a duly authorized officer of the Company and recorded by the transfer agent following a closing pursuant to Section 3. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers. Notwithstanding anything to the contrary, the Company shall have no obligation to issue any of the Securities to any person in a jurisdiction where such issuance would be unlawful under applicable laws; for Tier 2 offerings, state registration or qualification is preempted under Section 18(b)(4)(D) of the Securities Act, though state notice filings and fees may apply.

3. The closing of the purchase and sale of the Securities (each, a “Closing”) may occur on a rolling basis at such times and places (including by electronic exchange of documents) as the Company may designate by notice to the undersigned, as described in the Offering Circular. This offering will terminate on the earliest of (i) the date on which all Securities have been sold, (ii) the date set forth in the Offering Circular as the termination date, or (iii) the date on which the Company elects to terminate the offering in its sole discretion.

4. Payment for the Securities shall be made by the undersigned by ACH, wire transfer of immediately available funds, credit/debit card, or other means approved by the Company or its platform provider, as described in the Offering Circular. If the offering is subject to any contingency (including any minimum raise), investor funds will be transmitted to and maintained by the escrow agent named in the Offering Circular and handled in accordance with Exchange Act Rule 15c2-4. Upon the Company’s acceptance at a Closing, ownership will be recorded in book-entry form by the Company’s transfer agent; no physical certificates will be delivered. Any certificates or account statements will include any legends required by applicable law.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

(a) The Company has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Offering Circular.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

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(b) Information Concerning the Company.

(i) The undersigned has received a copy of the Offering Circular. The undersigned has not been furnished any offering literature other than the Offering Circular, and the undersigned has relied only on the information contained therein.

(ii) The undersigned understands and accepts that the purchase of the Securities involves various risks, including the risks outlined in the Offering Circular and in this Subscription Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(iii) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided in the Offering Circular or otherwise by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.

(iv) The undersigned has reviewed the Offering Circular, including the risk factors and financial statements contained therein, and has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and the business, properties, prospects, and financial condition of the Company.

(v) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(vi) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon or modify the offering at any time prior to completion. This Subscription Agreement shall thereafter have no force or effect, and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

(vii) Ongoing Reporting. The undersigned acknowledges that, so long as required by Rule 257 under Regulation A, the Company intends to file annual reports on Form 1-K, semiannual reports on Form 1-SA, and current reports on Form 1-U, which will be publicly available on EDGAR.

(viii) Healthcare Regulatory and Data Acknowledgment. The undersigned acknowledges that the Company’s operations may be subject to healthcare and data-privacy laws and regulations (including those administered by the FDA and FTC and applicable state authorities); that regulatory pathways, reimbursement, and enforcement priorities may change; and that no patient protected health information will be disclosed in connection with this investment and the Company maintains a strict separation between operational PHI and investor PII.

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(c) Non-Reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities and the other transaction documents that are described in the Offering Circular shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has reviewed the Offering Circular, including the risk factors contained therein, and has had the opportunity to consult with its own legal, tax, accounting, and financial advisors before making its investment decision. The undersigned understands the speculative nature and risks of the investment and is able to bear the economic risk of the investment, including the possible loss of the entire investment.

(ii) The undersigned is either (A) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (B) not an accredited investor and the aggregate purchase price for the Securities (together with any other securities of the same class purchased in this offering) does not exceed 10% of the greater of (x) the undersigned’s annual income or net worth (if a natural person) or (y) the undersigned’s annual revenue or net assets for its most recently completed fiscal year (if an entity). The Company may rely on the undersigned’s representations in this Section 6 unless it knows at the time of sale that they are untrue. The undersigned has completed any purchaser information requested via the subscription portal, including applicable certifications regarding the foregoing purchase limits.

(e) Sanctions/AML. The undersigned represents that it is not a Sanctioned Person, is not owned 50% or more by Sanctioned Persons, is not located in a comprehensively sanctioned jurisdiction, and that funds for the investment are not the proceeds of unlawful activity. The undersigned will comply with applicable U.S. sanctions and anti-money laundering laws.

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account. The undersigned understands that the Securities are being offered pursuant to Section 3(b)(2) of the Securities Act and Regulation A, Tier 2, and are not ‘restricted securities’ as defined in Rule 144 under the Securities Act. The undersigned acknowledges that any resale of the Securities must be made in compliance with applicable federal and state securities laws and that a public trading market for the Securities may not exist or develop.

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(ii) The undersigned agrees that any transfer of the Securities will comply with applicable securities laws and the Company’s governing documents, and the Company may require customary legal opinions or certifications reasonably necessary to establish compliance.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities specified in Appendix A and of the Company to sell those Securities, are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

8. Obligations Irrevocable. The obligations of the undersigned shall be irrevocable, except that the undersigned may withdraw its subscription commitment within 48 hours after tendering payment of the purchase price, in accordance with Rule 251(d)(2)(i)(F) under the Securities Act, and except as otherwise provided by applicable law.

9. Legend.

“THE SECURITIES EVIDENCED HEREBY WERE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 3(b)(2) OF THE SECURITIES ACT OF 1933 AND REGULATION A, TIER 2. THEY ARE NOT ‘RESTRICTED SECURITIES’ UNDER FEDERAL LAW; HOWEVER, ANY RESALE MUST COMPLY WITH APPLICABLE SECURITIES LAWS AND MAY BE LIMITED BY THE ABSENCE OF A PUBLIC MARKET.”

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party, and any attempted assignment without such prior written consent shall be void.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases, or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Delaware, unless none of such courts has lawful jurisdiction over such Proceedings. Nothing in this Subscription Agreement waives compliance with or limits any rights under U.S. federal securities laws.

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14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts-of-law principles, and subject to applicable U.S. federal securities laws.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts (including by electronic signature) and delivered electronically. The parties consent to transact and deliver disclosures, notices, and records electronically consistent with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

17. Notices. All notices and other communications provided for herein may be delivered by email, through the Company’s investor portal, by nationally recognized overnight courier, or by certified mail (return receipt requested), to the addresses designated below (or such other address as a party designates by notice). Electronic delivery will be effective upon transmission (or, for portal postings, upon posting with notice). Notwithstanding the foregoing, the Company may change its notice address set forth above by providing written notice to Purchasers through EDGAR filings, the Company’s investor portal, or other reasonable means, and such change shall be effective without requiring any amendment to this Subscription Agreement.

If to the Company:	4 World Trade Center 150 Greenwich Street, Ste. 2939 New York, NY 10007 E-mail: [E-MAIL ADDRESS] Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]

If to the Purchaser:	To Purchaser’s address as provided with the execution of this Subscription Agreement.

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the Closing, (ii) changes in the transactions, documents and instruments described in the Offering Circular which are not material or which are to the benefit of the undersigned, and (iii) the death or disability of the undersigned.

20. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Subscription Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ OF ___________, 202__.

PURCHASER (if an individual):	PURCHASER (if an entity):

Name:	Legal Name of Entity

By:
Name:
Title:

State/Country of Domicile or Formation: ______________________________________

Aggregate Subscription Amount: US$ _________________________________________

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to _______________ shares of common stock.

DOC.COM INC.

By:
Name:
Title:

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APPENDIX A

Consideration to be Delivered

Securities to Be Acquired	Aggregate Purchase Price to be Paid
_________ shares of common stock	US$ ___________

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COVER SHEET WITH SUBSCRIPTION INSTRUCTIONS

Enclosed herewith are the documents necessary to subscribe for _____________ shares of common stock (the “Securities”) of Doc.com Inc., a Delaware corporation (the “Company”). The Securities are being offered pursuant to the Company’s qualified offering circular included in its Form 1-A offering statement, as supplemented from time to time (the “Offering Circular”). Set forth herein are instructions for the execution of the enclosed documents.

A. Instructions.

Each person considering subscribing for Securities should review the following instructions:

●	Subscription Agreement: The Subscription Agreement must be completed, executed, and delivered to the Company (i) electronically via the Company’s subscription portal at [URL] or (ii) in paper form in two copies to the Company’s address set forth below. If your subscription is accepted, the Company will countersign and return a copy (or electronic confirmation) to you for your records.

●	Offering Circular Access: By subscribing, you acknowledge that the Offering Circular (and any supplements) is available on EDGAR and that delivery may be made by hyperlink or notice with an EDGAR locator.

●	Purchaser Eligibility: Check one—[ ] Accredited Investor; [ ] Not Accredited and the aggregate purchase price does not exceed 10% of (for natural persons) the greater of annual income or net worth, or (for entities) the greater of annual revenue or net assets for the most recently completed fiscal year.

●	Payment: Payment of US$ __________ for the Securities subscribed for shall be made by ACH, wire, credit/debit card, or other method permitted by the Company’s subscription portal. If the offering includes a contingency (e.g., a minimum offering amount), investor funds will be transmitted to and maintained by the escrow agent named in the Offering Circular and handled in accordance with Exchange Act Rule 15c2-4.

●	Acceptance or Rejection of Subscription: The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the Company’s acceptance of your subscription for the Securities subscribed for will be returned to you promptly after acceptance.

B. Communications.

All documents and checks should be forwarded to:

[CONTACT INFORMATION]

Attn: [NAME]

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